As filed with the Securities and Exchange Commission on June 15, 2026
Registration No. 333-288566

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XPEL, INC.
(Exact name of Registrant as specified in its charter)

Nevada	20-1117381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

711 Broadway Suite 320 San Antonio, Texas 78215
(Address of Principal Executive Offices)

XPEL, Inc. 2025 Employee Stock Purchase Plan
(Full Title of the Plan)

Barry R. Wood
711 Broadway
Suite 320
San Antonio, Texas 78215
(210) 308-8267
(Name, address and telephone number of agent for service)
Copies of all communications to:
Steven R. Jacobs
Jackson Walker LLP
1900 Broadway., Suite 1200
San Antonio, Texas 78215
(210) 978-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed by XPEL, Inc. (also referred to as the “Registrant” and “XPEL”) solely to correct a typographical error appearing on the EDGAR version of the Registration Statement. Specifically, the EDGAR version of the Registration Statement misidentified the title of the plan subject to the Registration Statement. The correct title of the plan is the “XPEL, Inc. 2025 Employee Stock Purchase Plan.” Except as revised to correct this typographical error in this explanatory note, this Post-Effective Amendment is identical to the previously filed Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 15, 2026.
XPEL, Inc.
(Registrant)
By: /s/ Barry R. Wood
Barry R. Wood, Senior Vice President-Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date
/s/ Ryan L. Pape	Chairman of the Board, President and Chief Executive Officer, (Principal Executive Officer) and Director	June 15, 2026
Ryan L. Pape
/s/ Barry R. Wood	Senior Vice President- Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2026
Barry R. Wood
*	Director	June 15, 2026
Stacy L. Bogart
*	Director	June 15, 2026
Richard K. Crumly
*	Director	June 15, 2026
Michael A. Klonne
*	Director	June 15, 2026
John F. North
	Director	June 15, 2026
Mark A. Thornton

* By: /s/ Barry R. Wood
Barry R. Wood
Attorney-in-Fact